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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 20, 2000

                             EPL TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in Charter)


Colorado                               333-42185               84-0990658
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(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)                File Number)      Identification Number)


2 International Plaza, Philadelphia, PA                                19113
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(Address of Principal Executive Office)                              (Zip Code)

Registrant's telephone number including area code: 610-521-4400


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

         EPL Technologies, Inc. reported today that its Annual Report on Form 10-K for the year ended December 31, 1999 had been filed with the Securities and Exchange Commission prematurely in error by the Company's financial printer on April 17, 2000 and that as a result the filing included a draft report of its auditor as the audit had not been completed at that time. Such report should not be relied upon. The Company expects that it will file an amendment to the Form 10-K with complete information shortly. The Company anticipates that the financial statements included in the erroneous filing will not change substantially. It expects that the amendment will reflect, among other things, sales for the year ended December 31, 1999 of approximately $30.3 million rather than approximately $30.7 million as previously reported, cost of sales of approximately $30.2 million rather than approximately $30.4 million and net loss of approximately $14.4 million rather than approximately $14.2 million, or ($1.10) per share rather than ($1.09) per share.

         The Company also released the attached press release, announcing its results of operations for 1999.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)   Exhibits

               Exhibit No.                  Description
               -----------                  -----------
               99.1                         Press Release

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EPL Technologies, Inc.
                              Registrant


Dated: April 20, 2000         By: /s/ Paul L. Devine
                                 ---------------------------------------------
                                  Name:  Paul L. Devine
                                  Title: President and Chief Executive Officer